                                                                    Exhibit 10.8



                                     LEASE

                            Dated as of July 1, 1996

                                    Between

                              1155 Market Partners

                                As The Landlord



                                      And

                 Genesys Telecommunications Laboratories, Inc.

                                 As The Tenant



                        City and County of San Francisco

                               TABLE OF CONTENTS

1.    Premises............................................    1
2.    Use of Premises.....................................    1
3.    Initial Term........................................    1
4.    Possession..........................................    1
5.1   Minimum Rent........................................    2
5.2   Additional Rent.....................................    2
5.3   Prepaid Rent........................................    4
5.4   Security Deposit....................................    4
5.5   Payment of Rent.....................................    5
5.6   Option to Renew.....................................    5
6.    Common Areas........................................    6
7.    Uses Prohibited.....................................    7
8.    Compliance with Law.................................    7
9.    Certificates of Occupancy...........................    7
10.   Improvements and Alterations........................    8
11.   Repair..............................................    9
12.   Abandonment.........................................   10
13.   Liens...............................................   10
14.   Assignment and Subletting...........................   10
15.   Indemnification.....................................   12
16.   Insurance...........................................   13
17.   Mutual Waiver of Subrogation........................   14
18.   Services and Utilities..............................   14
19.   Inability to Perform................................   16
20.   Disruption of Services for Repair or Maintenance....   17
21.   Life-Safety System..................................   17
22.   Personal Property and Other Taxes and Assessments...   17
23.   Rules and Regulations...............................   17
24.   Holding Over........................................   18
25.   Subordination of Lease..............................   18
26.   Entry by the Landlord...............................   18
27.   Insolvency or Bankruptcy............................   19
28.   Default.............................................   19
29.   Damage or Destruction of Premises...................   20
30.   Eminent Domain......................................   21
31.   Plats and Riders....................................   21
32.   Sale by the Landlord................................   21
33.   Estoppel Certificates...............................   22
34.   Right of the Landlord to Perform....................   22
35.   Attorney Fees.......................................   22
36.   Surrender of Premises...............................   22
37.   End of Term.........................................   22
38.   Quiet Possession....................................   23
39.   Brokerage...........................................   23
40.   No Waiver...........................................   23
41.   Notices.............................................   24
42.   Defined Terms and Marginal Headings.................   24
43.   Time and Applicable Law.............................   24
44.   Successors..........................................   24
45.   Late Charge.........................................   24
46.   Authority...........................................   24
47.   Name of Building....................................   25
48.   Entire Agreement....................................   25
49.   No Offer............................................   25
50.   Exhibits & Additional Provisions....................   25
RULES AND REGULATIONS.....................................   29

        This LEASE (the "Lease") is made and entered into as of this 3rd day of July, 1996, by and between 1155 Market Partners, a California general
partnership  (the   "Landlord")  and Genesys Telecommunications  Laboratories,
Inc. (the "Tenant").


                                  WITNESSETH:
                                  -----------

        1.  Premises.  The Landlord, in reliance upon and in consideration of
            --------
the rents hereinafter reserved and of the covenants and agreements hereinafter mentioned to be kept and performed by the Tenant, does by these presents lease and let unto the Tenant, and the Tenant does hereby hire and take from the Landlord, approximately 36,198 square feet on the 9 , 10 , and 11th floors as outlined in red on Exhibit A attached hereto and made a part hereof (the "Premises" or "Leased Premises") of a certain building located at 1155 Market Street in the city and County of San Francisco, State of California (the "Building") located on the real property more particularly described in Exhibit
B attached hereto and made a part hereof (the "Property").   On or before the
Commencement Date with respect to each floor, Landlord shall have each such floor measured in accordance with BOMA standards. If any measurement discloses that the number of rentable square feet in the Premises is not, in fact, 36,198 square feet, then this Lease shall be amended to reflect the true square footage of the space with appropriate adjustments to Minimum Rent and the definition of Tenant's Share.

        2.  Use of Premises.   The Premises shall be used for offices and
            ---------------
training and for no other use or purpose without the prior written consent of Landlord.

        3.  Initial Term.   (A) This Lease shall commence and the payment of
            ------------
rent shall start: (i) with respect to the tenth floor, on August 1, 1996, (the "Tenth Floor Commencement Date"), (ii) with respect to the eleventh floor, on September 1, 1996 ("Eleventh Floor Commencement Date") and (iii) with respect to the ninth floor, the later of December 1, 1996 or sixty (60) days after the Landlord obtains possession of the ninth floor from the existing tenant ("Ninth Floor Commencement Date"). The term of this lease shall expire on September 30, 2000 (the "Expiration Date").

          (B) The Rent Commencement Date for the 9th and 11th floors shall not occur until the work has been substantially completed. The term "substantially complete" shall mean the date that all of the following shall have occurred: (a) Tenant' s architect shall have certified to Landlord and Tenant that the Tenant Improvements are substantially complete in accordance with the final plans and specifications therefor, and (b) there remains no incomplete or defective item of Tenant Improvements that would adversely affect or interfere with Tenant's occupancy of the floor in question for Tenant's intended use thereof. Landlord promises to use diligent good faith efforts to substantially complete the improvements required by Tenant to be constructed on the tenth floor by August 1, 1996. Tenant shall submit to Landlord the architectural drawings for the work on the 11th floor on or before July 24, 1996 and for the 9th floor on or before September 17, 1996. If for any reason the Tenant does not deliver its complete architectural plans on or before the above-referenced date, then rent payment shall commence on the dates set forth in paragraph 3(A)hereof regardless of when the work is completed.

        4.  Possession.  Possession of the Premises shall be delivered to the
            ----------
Tenant as soon as the Tenant Improvement Work ordered by the Tenant is substantially completed. If the Landlord for any reason does not use its best efforts to complete the work timely and properly, then the Tenant shall not pay rent until possession of the Premises is actually turned over to the Tenant.

        Landlord warrants and represents that as of the Commencement Date

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for each floor, such floor shall be broom clean, in good condition and repair and the electrical, mechanical, HVAC, plumbing, elevator, fire safety, security and other systems serving such floor will be in good condition and repair. If a non-compliance with said warranty exists as of the applicable Commencement Date, Landlord shall, promptly after receipt of notice from Tenant (even if such notice is received after the applicable Commencement Date, but in no event more than 90 days after the Commencement Date), rectify the same at Landlord' 5 expense.

          As of the applicable Commencement Date, each floor of the Premises and the Building shall comply with all underwriter' 5 requirements and all rules, regulations, statutes, ordinances, laws and building codes applicable thereto. None of the provisions of the preceding sentence shall affect the Commencement Date for the payment of rent as set forth above.

        5.1 Minimum Rent. Tenant agrees to pay to Landlord, without demand, a
            ------------
minimum monthly rental (the "Minimum Rent") for the Premises, for each and every month, payable in advance the first day of each month, based on the following schedule:

                     08/1/96   -  08/31/96   $20,110.00
                     09/1/96   -  11/30/96   $40,220.00
                     12/1/96   -  07/31/98   $60,330.00
                     08/1/98   -  07/31/00   $63,346.50

Should for any reason as set forth herein, the commencement date for a floor not be the first day of the month, the rent for that month shall be pro-rated for the number of days in the shortened month. Notwithstanding the above, Tenant shall have a ten (10) day grace period from the 1st of the month to the 10th of the month to pay rent to Landlord three times in each twelve-month period beginning on the Tenth Floor Commencement Date.

        (a) As Additional Rent, Tenant shall pay to Landlord at the times hereinafter set forth, an amount equal to (a) Tenant's Share specified hereinbelow of any increase in "operating expenses" (defined below in this paragraph 5.2) paid or incurred by Landlord on account of the operation or maintenance of the Building above such operating expenses paid or incurred by Landlord during the Base Year specified hereinbelow, and (b) Tenant's share of any increase in "direct taxes" (defined below in this paragraph 5.2) paid or incurred by Landlord in any calendar year in excess of those paid or incurred in
the Base Year specified hereinbelow.   Notwithstanding the foregoing to the
contrary, Tenant shall not be responsible for any increase in "operating" expenses or increase in "direct taxes" attributable to any period of time commencing on the Tenth Floor Commencement Date and ending on the first anniversary of the Tenth Floor Commencement Date. If at any time during the term of the Lease, less than ninety-five percent (95%) of the total leasable area of the Building is occupied, the operating expenses and direct taxes shall be adjusted by Landlord to reasonably approximate the operating expenses and direct taxes which would have been incurred if the Building had been at least ninety-five percent (95%) occupied.

        At or after the commencement of any calendar year subsequent to the Base Year Landlord may, but shall not be required to, notify Tenant of Landlord's estimate of the amount of any increase in operating expenses for such calendar year over operating expenses for the Base Year, the amount of any increase in direct taxes over those paid or incurred in the Base Year and of the amount of such estimated increases payable by Tenant. Tenant shall pay to Landlord on the first day of each calendar month during such calendar year one-twelfth (1/12) of the amount of such estimated increases in operating expenses and direct taxes payable by Tenant hereunder; provided, however, that Tenant shall not be responsible for any increases in operating expenses or direct taxes allocable to the first twelve (12) months of the term of this Lease. Statements of the amount of actual operating expenses for the preceding calendar year and the Base Year,

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of direct taxes for the appropriateyear and the Base Year and of the amount of such increases payable by Tenant shall be given to Tenant on such date as Landlord shall from time to time determine during each calendar year subsequent to the calendar year immediately next succeeding the Base Year. All amounts payable by Tenant as shown on said statement, less any amounts theretofore paid by Tenant on account of Landlord' 5 estimate of increases in operating expenses and direct taxes made pursuant to this paragraph 5.2, shall be paid by Tenant upon delivery of said statement to Tenant. In the event that the Tenant has paid in any given year estimated increases beyond those later determined from actual reconciliation, then such overpayment shall be applied toward the Rent for the following year or, if the Lease has terminated and not been renewed as provided herein, such overpayment shall be promptly refunded to Tenant.

         (b) The amount of any increase in operating expenses and direct taxes payable by Tenant for the first calendar year of the term and the calendar year in which this Lease terminates shall be prorated on the basis in which the number of days from and including the commencement of said calendar year to and including the date on which this Lease terminates bears to 365 and shall be due and payable when rendered notwithstanding termination of this Lease.

         (c) The term "operating expenses" as used herein shall include all direct costs of operation, maintenance and management of the Building, including the Premises, as determined by generally accepted accounting practices, except those costs which are the exclusive responsibility of the Tenant or any other tenant of the Building under this lease or other applicable leases. By way of illustration, but not limitation, operating expenses shall include the cost or charges for the following items: heat, light, water, sewer, power, steam, and other utilities (including without limitation any temporary or permanent utility surcharge or other exaction, whether now or hereafter imposed), waste disposal, janitorial services, guard services, window cleaning, air conditioning, materials and supplies, equipment and tools, service agreements on equipment, insurance premiums, licenses, permits and inspections, wages and salaries, employee benefits and payroll taxes, accounting and legal expenses, management fees, and the reasonable cost of contesting the validity or applicability of any governmental enactments which may affect operating expenses, not to exceed the cost savings realized.

        Notwithstanding anything to the contrary in this Lease Tenant shall not be obligated to perform or to pay or reimburse Landlord for any of the following: (i) costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain, (ii) costs which would properly be capitalized under generally accepted accounting principles ("GAAP") except to the extent that (a) the foregoing reduces the expenses otherwise payable by Tenant under this Lease and (b) Tenant's share of such cost during any twelve-month period of the Lease is amortized over the useful life of the capital item in question determined in accordance with GAAP, (iii) costs for which Landlord has a right of reimbursement from others, (iv) costs to comply with any Law applicable to the Premises or the building on the Tenth Floor Commencement Date,
(v) costs arising from the disproportionate use of any utility or service supplied by Landlord to any other occupant of the building, (vi) depreciation or expense reserves, (vii) interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases, (viii) insurance premiums for coverage not customarily paid by tenants of similar projects in the vicinity of the Premises or that are not commercially reasonable, insurance deductibles, and co-insurance payments, (ix) a management fee in excess of 5% of all actual operating expenses, and (x) costs for maintenance, repair or replacement to or of the structural elements of the building.

         The term "direct taxes" as used herein shall include all real property taxes and assessments on the Building, the land on which the Building is situated, and the various estates in the Building and the land. Direct taxes shall also include all personal property taxes levied on the property used in the operation of the Building; taxes of every kind and naturewhatsoever levied and assessed in lieu of, in substitution for, or in addition to, existing or additional real or personal property taxes on said Building, land or personal property, whether or not now customary or within the contemplation of the parties hereto, other than taxes covered by paragraph 22 to the extent that Landlord is reimbursed therefor by Tenant or by any other tenant of the Building; taxes upon the gross or net rental income of Landlord derived from the Building and land (excluding, however, state and federal gift, inheritance, personal or corporate income taxes measured by the income of Landlord from all sources) and the reasonable cost of Landlord of contesting the amount or validity or applicability of any of the aforementioned taxes not to exceed the cost savings realized. Net recoveries through protest, appeals or other actions taken by Landlord in its discretion, after deduction of all costs and expenses, including counsel and other fees, shall be deducted from direct taxes for the year of receipt.

        (d) The annual determination and statement of operating expenses and direct taxes shall be made by an accounting or auditing officer designated by Landlord. A copy of said determination shall be made available to Tenant upon demand. If the Tenant contests such statement in writing within thirty (30) days after receipt thereof, the Tenant shall have the right to have the statement audited, at Tenant's cost, in conformity with generally accepted accounting procedures, by an accounting firm mutually acceptable to Landlord and Tenant. The audit shall be binding on the parties; if the audit determines an overpayment by the Tenant, the Landlord shall promptly refund the amount of such overpayment to Tenant.

        (e) The Base Year referred to hereinabove is defined as the calendar year 1996.

        The Base Tax Year referred hereinabove is defined as the fiscal year ending 1996.

        Tenant's Share, as referred to hereinabove, is 27.45% which amount is subject to adjustment pursuant to paragraph 1. Tenant's Share is calculated by dividing the number of rentable square feet in the Premises by the number of rentable square feet in the building which has been determined to be 131,862. When all three floors are entirely delivered, Tenant's Share shall be 27.45%. Until that time, Tenant Share shall be the resulting quotient determined in accordance with the formula set forth above.

        (f) The Minimum Rent and the Additional Rent are hereinafter sometimes individually or collectively referred to as the Rent, as applicable.

        5.3  Prepaid Rent.   On execution of this Lease, Tenant shall pay
             ------------
$40,220 to Landlord, which shall be credited to Tenant's payment of the Minimum Rent for the first two months of the initial term for which Tenant must pay the Minimum Rent. Landlord shall not be required to pay Tenant interest on the prepaid rent.

        5.4  Security Deposit.  Prior to the expiration of the Letter of Credit
             ----------------
as described in paragraph   of Rider No. 1, Tenant shall deposit with Landlord
the greater of $60,330.00 or an amount equal to one month's base rent for the Premises as a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant. Landlord's obligations with respect to the security deposit are those of a debtor and not a trustee. Landlord can

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

maintain the security depositseparate and apart from Landlord's general funds or can commingle the security deposit with Landlord's general and other funds. At the termination of the Lease and provided the Tenant is not in default, the portion of the security deposit to which the Tenant is entitled, shall be returned to the Tenant together with interest computed at 3% per annum simple interest.

        5.5  Payment of Rent.  The Tenant agrees to pay said Rent to the
             ---------------
Landlord, without deduction, demand or offset, in lawful money of the United States of America, at the office of the Landlord at 2101 Market Street, San Francisco, CA 94114, or to such other person or at such other place as the Landlord may from time to time designate in writing.

        No security or guaranty, which may now or hereafter be furnished to the Landlord for the payment of the Rent herein reserved or for performance by the Tenant of the other covenants or conditions of this Lease, shall in any way be a bar or defense to any action in unlawful detainer, or for the recovery of the Premises, or to any action which the Landlord may at any time commence for a breach of any of the covenants or conditions of this Lease.

          5.6  Option to Renew.
               ----------------

          (a) Provided that Tenant is not in material default hereunder and that the Tenant named herein (and not a sublessee or assignee, except a Permitted Transferee as defined herein) is then occupying at least one-third of the entire Premises demised hereunder, Tenant shall have the option to renew this Lease for one additional term of, at Tenant's option, six (6) months minimum to twenty four (24) months maximum commencing upon expiration of the initial term of the Lease.

          (b) If Tenant wishes to exercise said option, Tenant must do so by written notice given to Landlord not less than six (6) months prior to expiration of the initial term.

          (c) If the Tenant exercises said option, the renewal lease shall be on all the same terms and conditions as set forth herein as applicable to the initial term (as the initial term is defined in paragraph 3.1 hereof), excepting as follows: (i) the option so exercised shall not itself be renewed; (ii) the Landlord shall have no obligation to pay for any alterations or improvements to the Premises (as the Premises may then be constituted); (iii) the Base Year shall be the calendar year in which such renewal term commences; and (iv) the Minimum Rent payable by Tenant for and during the applicable renewal period shall be an amount which is equal to 100% of the prevailing fair market rent for the Premises for the option period as of the date of commencement of the applicable extended term, as shall be mutually agreed upon in writing by Landlord and Tenant within thirty (30) days after exercise of option; the prevailing fair market value shall be net of leasing commissions and Tenant shall be solely responsible for leasing commissions should he retain the services of an agent. In no event shall the Minimum Rent for any extended term be less than the Minimum Rent in effect during the last year of the preceding term. Landlord represents that Landlord is not obligated to pay to Stubbs/Collenette any commissions on account of the option to renew.

          If the parties are unable to agree on the Minimum Rent for the extended term within such thirty (30) day period, then within ten (10) days after the expiration of such thirty (30) day period, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full time commercial appraisal experience in the area in which the Premises are located to appraise and set the Minimum Rent. If a party does not appoint an appraiser, the single appraiser appointed shall be the sole
appraiser and shall set the Minimum Rent for the extended term.   If the two
appraisers are appointed by the parties as stated in this paragraph, they shall

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

meet within thirty (30) days after the last appraiser isappointed and if, within ten (10) business day. after such first meeting, the two appraisers are unable to agree promptly upon the amount of the Minimum Rent for the extended term, they, themselves, shall within ten (10) business days thereafter appoint a third appraiser meeting the qualifications stated in this paragraph; in the event that the two appraisers are unable to agree upon the appointment of a third appraiser within such ten (10) business days, either of the parties to this Lease, by given ten (10) days notice to the other party, can apply to the then president of the county real estate board of the county in which the Premises are located, or to the presiding judge of the Superior Court of that county, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half of the cost of appointing the third appraiser and paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. In the event of the failure, refusal or inability of any appraiser to act, his successor shall be appointed by him within a period of ten
(10) days but, in the case of the third appraiser, his successor shall be appointed as hereinabove provided.

          Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Minimum Rent for the extended term. If a majority. of the appraisers are unable to set the Minimum Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Minimum Rent for the Premises during the extended term.

          If, however, the low appraisal and/or the high appraisal are/is more than 10% lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Minimum Rent for the Premises during the extended term. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the Minimum Rent for the Premises during the extended term.

        6.  Common Areas.  Tenant, its employees and invitees may, except as
            ------------
otherwise specifically provided in this Lease, use the common areas of the Building as such common areas may be designated from time to time by Landlord (the "Common Areas"), in common with other persons for ingress and egress and open-space purposes and for other purposes specifically designated by Landlord during the term of this Lease, which use shall be subject to the restrictions set forth in this Lease (including, without limitation, the Rules and Regulations) and any further reasonable restrictions promulgated by Landlord from time to time. Landlord shall at all times have the right and privilege of determining the nature and extent of the Common Areas and of making such changes therein and thereto from time to time which, in its reasonable opinion, are deemed to be desirable and for the best interests of all persons using the Common Areas and of Landlord, including, without limitation, the withdrawal of any portion thereof and the relocation of driveways, entrances, exits, corridors, automobile parking spaces (if any), the direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities thereof. Nothing contained herein shall be deemed to create any liability upon Landlord for any injury to or death of persons or for damage to or destruction of property, including, without limitation, for any damage to motor vehicles of Tenant, its customers or employees, or for loss of property from within such motor vehicles, unless caused by the negligence of Landlord, its agents, contractors, servants or employees. Landlord shall at all times during the term of this Lease have the sole and exclusive control of the Common Areas and may at any time and from time to time during the term hereof exclude and restrain any person from use or occupancy thereof excepting, however, bona fide invitees of Tenant and other tenants of Landlord who make use of said Common Areas in accordance with the Rules and Regulations pertaining thereto. The rights of Tenant hereunder in and to the

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

Common Areas shall at all times be subject to the rights of Landlord and other tenants of Landlord who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation, and to permit the use of any of the Common Areas only for ingress and egress by the invitees of Tenant to and from the Building. If, in the opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Leased Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons.

        7.  Uses Prohibited.  The Tenant shall not do or permit anything to be
            ---------------
anything therein, which will in any way increase the rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or its contents. The Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Premises of any insurance organization or company necessary for the maintenance of the fire and public liability insurance covering the Premises. The Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any immoral, unlawful, hazardous or objectionable purposes, and the Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises. The Tenant shall not change the use of the Premises in any way that will result in a conflict with any other lease of premises in the Building; provided, however, that Tenant shall always have the right to use the Premises for offices and training. No loudspeakers or other similar device, system or apparatus which can be heard or experienced outside the Premises shall, without the prior written approval of the Landlord, be used in or at the Premises. The Tenant shall not commit or suffer to be committed any waste in or upon the Premises. The Tenant agrees immediately upon the discovery of any such unlawful, illegal, disreputable or extra hazardous use, to take all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove any subtenants, occupants or other persons guilty of such unlawful,
illegal, disreputable or extra hazardous use.   The Tenant shall indemnify and
save harmless the Landlord against and from all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims and demands, including reasonable counsel fees, arising out of, by reason of, or on account of, any violation of or default in the covenants of this paragraph. The provisions of this paragraph are for the benefit of the Landlord only and are not nor shall they be construed to be for the benefit of any tenant or occupant of the Building.

        8.  Compliance with Law.  The Tenant shall not use or permit anything to
            -------------------
be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. The Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force (collectively, "Laws") and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted regulating the Tenant's improvements, acts or omissions. The judgment of any court of competent jurisdiction or the admission of the Tenant in an action against the Tenant (whether the Landlord be a party thereto or not) that the Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of that fact as between the Landlord and the Tenant.


        9.  Certificates of Occupancy.  Tenant shall not at any time use or
            -------------------------
occupy the Leased Premises in violation of the certificates of occupancy or of any present or future governmental orders or directives issued for the Building. In the event that any department of the City or County in which the Building is located, or of the State of California, shall hereafter at any time contend or declare that the Premises are used for a purpose which is in violation of such certificate or certificates of occupancy, Tenant shall, upon five (5) days notice from Landlord or any governmental agency, immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default under this Lease and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of paragraph 28 hereof. The statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is lawful or permissible or will continue to be lawful or permissible under any certificate of occupancy issued for the Building, or otherwise permitted by law.


        10.  Improvements and Alterations.  Except to the extent provided to the
             ----------------------------
contrary herein, the Tenant shall take the Premises in their "ASIS" condition. The Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof, except as expressly provided in this paragraph 10.


        Tenant may cause such alterations, additions or improvements to be made only upon the following conditions:

        (a) By a contractor reasonably approved in writing by the Landlord in advance;

        (b) Tenant submits plans, specifications and cost estimates of such work prepared by a competent architect in accordance with existing building ordinances of federal, state or local laws or orders to the Landlord for the Landlord's approval which Landlord shall not unreasonably withhold. Default by the Tenant in the payment of any sums agreed to be paid by the Tenant to Landlord for or in connection with alterations, additions or improvements to the Premises shall entitle the Landlord to all the same remedies as for nonpayment of Rent hereunder. Any alterations, additions or improvements to or of the Premises shall at once become the property of the Landlord. Movable furniture, equipment and trade fixtures shall remain the property of the Tenant. The Landlord shall indicate to the Tenant when Landlord's approval of the above plans and specifications is sought which alterations, additions or improvements made for or by the Tenant will be required to be removed from the Premises at the termination of this Lease. If the Landlord so elects, the Tenant shall restore the Premises to the condition of same prior to the making of such alterations, additions or improvements which are so required to be removed at the termination of this lease; said work of removal and restoration shall be performed, at the Landlord's sole election, either (i) by the Tenant, at the Tenant's sole cost and expense, or (ii) by the Landlord at the expense of the Tenant and, in the latter election, the Tenant shall pay to the Landlord, promptly upon the Landlord's demand, the amount of the Landlord's reasonable cost of such removal and restoration. Prior to the commencement of Landlord' 5 removal and or restoration work, Landlord shall submit the cost estimate to Tenant and Tenant shall have the right to reasonably approve such estimate and any amendments thereto. In the event that, as a result of any such alterations, additions or improvements, it shall be necessary for the Landlord to make other improvements (including, but not limited to, upgrading of installations of life safety systems or compliance with standards for handicapped persons) in the Building, whether within or without the Premises, then the Tenant agrees to pay the cost of such other improvements if they are a condition of the building permit; provided however, that Tenant shall not be responsible for any costs or improvements (i) made necessary as a result of the failure of Landlord or any occupant of the Building to obtain building permits, where required and/or

(ii) to comply with any Laws (a) applicable thePremises as of the date the construction of Tenant's tenant improvements are completed by Landlord and/or
(b) applicable to the Building as of the Tenth floor Commencement Date. Landlord shall be responsible for those costs and improvements that are not the responsibility of Tenant.

        (c) Upon request, Tenant shall procure and deliver to Landlord evidence of compliance with all applicable laws, ordinances, rules, regulations and requirements for permits and approvals. Sufficient evidence will be deemed to be normal approvals, permits and certificates required or provided by entities with jurisdiction over the performance of the construction at the Premises;

        (d) Tenant shall deliver to Landlord evidence that Tenant has procured or caused procurement of (i) "builder's risk" insurance, (ii) workers' compensation insurance covering all persons employed in connection with the work for whom death or bodily injury claims could be asserted against Landlord or the Premises, and (iii) the policies of insurance required to be obtained by Tenant under paragraph 16 of this Lease. Tenant or its contractor shall pay all premiums required to maintain the insurance hereinabove described at all times during the performance of the work and shall, immediately upon receipt, deliver to Landlord copies of insurance certificates for the policies required. Such certificates shall include an additional named insured endorsement in favor of Landlord and a provision that in the event of cancellation, nonrenewal or change in coverage, the insurance carrier will send Landlord a notice thereof at least thirty (30) days preceding the effective date of cancellation, nonrenewal or change in coverage;

        (e) Tenant shall give Landlord ten (10) days advance written notice of
Tenant's intention to commence work or delivery of building materials.   The
notice shall specify the nature of the work. Landlord shall have the right to post and maintain on the Premises any notices of nonresponsibility provided for under applicable law, and to enter the Premises upon twentyfour (24) hour notice, except in the case of emergency, where no notice shall be required, and inspect the construction at all reasonable times;

        (f) If Tenant installs any electrical equipment that overloads the lines of the Premises or the Building, Landlord may require Tenant to make whatever changes to the lines as may be necessary to render same in good order and repair, and in compliance with all insurance requirements and applicable legal requirements;

        (g) Tenant shall construct all work in a good and workmanlike manner, in compliance with the plans and specifications approved by Landlord and with all applicable laws, ordinances, rules, regulations and requirements for permits and approvals;

        (h) Within 30 days after completion of the work, Tenant shall record a notice of completion; and

        (i) On completion of any work, Tenant shall supply Landlord with the final plans obtained by Tenant, including "asbuilt" drawings, if obtained, which shall accurately reflect all such work as completed.

        11.  Repair.   Except as otherwise provided herein, by entry upon
             ------
commencement of the term hereof, the Tenant acknowledges and accepts the Premises as being in good, sanitary order, condition and repair. Except to the extent provided to the contrary in paragraph 17, the Tenant, at the Tenant's sole cost and expense, agrees to keep the Premises and every part thereof (including its own trade fixtures and personal property) in good condition and repair. Tenant hereby waives all rights to make repairs at the expense of the Landlord as provided by law, statute or ordinance now or hereafter in effect, or to offset the cost thereof against Rent. Except as otherwise provided in this Lease, it is specifically understood and agreed that the Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and, except as expressly set forth in this Lease, no representations respecting the condition of the Premises or the Building have been made by the Landlord to the Tenant. If, in an emergency, it shall become necessary to make promptly any repairs or replacements required to be made by Tenant, Landlord may reenter the Premises and proceed forthwith to have the repairs or replacements made and pay the cost thereof. Within thirty (30) days after Landlord renders a bill therefor, Tenant shall reimburse Landlord for the cost of making the repairs. Notwithstanding anything to the contrary in this Lease, Landlord, and not Tenant, shall perform and construct, any repair, maintenance or improvement (i) required as a consequence of any violation of Law or construction defect in the Premises as of the applicable Commencement Date,
(ii) for which Landlord has a right of reimbursement from others, (iii) which would be treated as a "capital expenditure" under generally accepted accounting principles, and (iv) to the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems serving the Premises. Tenant' s obligation, if any, to reimburse Landlord for the costs of such repairs, maintenance and improvements shall be governed by the other provisions of this Lease.


        12.  Abandonment.  The Tenant shall not abandon the Premises at any time
             -----------
during the term hereof and, if the Tenant shall abandon or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to the Tenant and left on the Premises shall be deemed to be abandoned at the option of the Landlord, except such property as may be security for a debt to the Landlord.


         13.  Liens.  Tenant agrees to keep the Premises, and every part
              -----
thereof, at all times during the term of this Lease, free and clear of mechanics' liens and other liens for labor, services, supplies, equipment or material, furnished to the Premises on account of work performed by Tenant or anyone claiming on behalf of Tenant or through Tenant and that it will at all times fully and promptly pay and discharge and wholly protect and save harmless, by bond or otherwise, the Landlord, and all and every part of the estate, right, title and interest of the Landlord in and to all and every part of the Premises, against any and all such demands or claims which may or could ripen into such liens or claims therefore; the Tenant agrees to give the Landlord not less than ten (10) days notice in writing in advance of the commencement of any construction, alteration, addition or repair of the Premises in order that the Landlord may post an appropriate notice of Landlord's nonresponsibility therefor.


         14.  Assignment and Subletting.
              -------------------------

         (a) In entering this Lease for the term and of the provisions of this Lease, Landlord has relied upon Tenant's business reputation and experience. Accordingly, Tenant agrees that it will not mortgage or hypothecate this Lease or any interest therein. Tenant may not assign this Lease or sublet the Premises without first having obtained the written consent of the Landlord. Such consent by Landlord shall not be unreasonably withheld. Tenant agrees that should Tenant assign this Lease or sublet all or a portion of the Premises, Tenant will remain fully liable on and responsible for payment of the Rent and the other terms, conditions, covenants and duties of this Lease. Tenant shall not sublet all or portion of the Premises for any period of time extending beyond the period of this Lease or any renewal thereof. The Tenant agrees that reasonable grounds for the Landlord's refusal to consent shall include, but not
be limited to:   (1) financial instability of the proposed subtenant, and (2)
credit rating of the subtenant, if any.

        No permitted subtenant shall assign, mortgage, pledge, encumber, transfer, modify, extend or renew its sublease or further sublet all or any portion of its sublet space, or otherwise permit any portion of the sublet space to be used or occupied by others, without the prior written consent of Landlord first had and obtained in each instance, which consent may be withheld in Landlord's sole and absolute discretion, except that the Landlord may flat unreasonably withhold its consent in the case of an assignee or sublessee of this entire Lease, and each proposed sublease shall contain appropriate
restrictions in furtherance of  the  foregoing.   Any mortgage,  pledge,
hypothecation, encumbrance or transfer or any such assignment, subletting, occupation or use without the consent of Landlord as aforesaid shall be void and, at the option of Landlord, constitute a default entitling Landlord to terminate this Lease and give rise to all other remedies available to Landlord for breach of this Lease. For purposes of this paragraph 14, the following events shall be deemed an assignment of this Lease or a sublease, as appropriate: (i) the issuance of equity interests in Tenant or any subtenant (whether stock or partnership interests or otherwise) to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have control of Tenant or such subtenant; or (ii) a transfer of control of Tenant or of any subtenant in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger or reorganization), except that the transfer of the outstanding capital stock of any corporate Tenant or subtenant (by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended) through the "overthe counter" market or any recognized national or international securities exchange shall not be included in the determination of whether control has been transferred. "Control" shall mean ownership of not less than 51% of all of the voting stock of such corporation or not less than 51% of all of the legal and equitable interest in any other business entity. If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord
may collect rent from the assignee.   If the Premises or any part thereof is
sublet or is used or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from such subtenant or occupant. In either event, Landlord may apply the next amount collected to the rents herein
reserved.   The consent by Landlord to an assignment, transfer, encumbering or subletting pursuant to any provision of this Lease shall not relieve Tenant or any assignee or subtenant from obtaining the express prior written consent of Landlord to any other or further assignment, transfer, encumbering or subletting. Neither any assignment of this Lease or any interest created hereby or any interest of Tenant in any sublease, nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this subparagraph (a) shall be deemed a waiver of any of the provisions of this subparagraph, or (b) relieve, impair, release or discharge Tenant of its obligation fully to perform the terms of this Lease on Tenant ' s part to be performed, and Tenant shall remain fully and primarily liable hereunder.

         (b) The Tenant agrees to pay to the Landlord the amount of the Landlord's reasonable cost of processing every proposed subletting, (including, without limitation, the costs of attorneys' and other professional fees and administrative, accounting and clerical time of the Landlord), and the reasonable amount of all direct and indirect expenses incurred by the Landlord arising from any sublessee taking occupancy (including, without limitation, freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service and rubbish removal service). Notwithstanding anything herein to the contrary, the Landlord shall have no obligation to process any request for such consent prior to the Landlord's receipt of payment by the Tenant of the amount of the Landlord's estimate of the processing costs and expenses and all other direct and indirect costs and expenses of the Landlord and its agents arising from such proposed subletting.

         (c) In no event shall the Tenant assign this Lease or sublet the Premises or any portion thereof to any then existing or prospective tenant of the Building. However, Tenant shall have the right to assign this Lease orsublet the Premises or any portion thereof to an existing tenant of the Building if (i) the sublease or the assignment is for less than the entire balance of the term or extended term of the Lease and the Tenant will reoccupy the subleased or assigned space once the sublease or the assignment is over, or (ii) only part of the Premises is to be sublet or assigned and no dividing walls are to be built between the space retained by Tenant and the sublet or assigned space.

         (d) In the event of (i) any permitted subletting at a greater rental rate than the Rent payable by the Tenant hereunder or (ii) any permitted subletting providing for payment of any consideration (including, without limitation, payment for leasehold improvements) by the sublessee to the Tenant, the amount of all such sublease rental and/or consideration which is in excess of the Rent payable by the Tenant hereunder shall be paid to Landlord to the extent consistent with paragraph 5 of Rider 1.

         (e) Notwithstanding anything to the contrary in this paragraph 14, and provided Tenant remains liable under this Lease and is not released thereby, Tenant may, without Landlord' 5 prior written consent and without being subject to any of the provisions of this paragraph 14 including without limitation, Landlord's right to participate in assignment and subletting proceeds, sublet the Premises or assign the Lease to (collectively hereafter referred to as the "permitted transferees"): (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation or nonbankruptcy reorganization; or (iii) a purchaser of substantially all of Tenant's assets. Notwithstanding anything to the contrary in this paragraph 14, the sale or transfer of Tenant's capital stock in connection with the merger, consolidation or nonbankruptcy reorganization of Tenant shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

         15.  Indemnification.
              ---------------

         (a) Except for claims resulting from the negligence or willful misconduct of the Landlord or the holders of any Superior Interests, Landlord and the holders of any Superior Interests (as defined in paragraph 25 hereof) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, cost, damage, injury, illness or death suffered by any person or damage to any property in or about the Premises or the real property of which the Premises are a part by or from any cause whatsoever and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises or said real property or caused by gas, fire, electricity or any cause whatsoever, in, on or about the Premises or said real property or any part thereof.

         (b) Tenant shall hold Landlord and the holders of any Superior Interests, the respective individual partners therein and the respective shareholders thereof (as applicable), and all of their agents, contractors, servants, officers, directors, employees and licensees (hereinafter collectively called the "Indemnitees") harmless from and against any and all loss, cost, liability, claim, damage and expense including, without limitation, penalties, fines and reasonable attorneys' fees and expenses, incurred in connection with or arising from any default by Tenant hereunder or from any loss, cost, damage, injury, illness or death suffered by any person or damage to any property or from any other cause whatsoever: (i) occurring in or on the Premises or any part thereof arising at any time during the term of this Lease and from any cause whatsoever other than by reason of the negligence or willful misconduct of any of the Indemnitees or (ii) arising at any time and occurring in, on or about any part of said real property other than the Premises (including, without limitation, any facilities of said real property, such as elevators, stairways, passageways, hallways, plaza areas or adjacent sidewalks the use of which Tenant may have in common with other tenants of the building), to the extent such injury, illness, death or damage shall be caused by any act, neglect or default or omission of any duty with respect to the same by Tenant, its agents, employees, invitees or licensees except to the extent caused by the negligence or willful misconduct of any of the Indemnities. The provisions of this paragraph 15(b) shall survive the termination of this Lease with respect to any injury, illness, death or damage occurring prior to such termination. In case any action or proceeding be brought against any of the Indemnitees by reason of any such claim or liability, Tenant upon notice from Landlord covenants to resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord, with the cost to be shared between Tenant and Landlord in
accordance with their respective responsibility.   Except for damages caused by
the negligence or willful misconduct of the Indemnitees, Tenant, as a material part of the consideration to Landlord for this Lease, hereby assumes all risks of damage to property (to whomever belonging) in, upon or about the Premises from any source, and Tenant hereby waives all claims in respect thereof against the Indemnitees. In the event of any inconsistency between the terms of this Paragraph 15 and the terms of paragraph 17, the terms of paragraph 17 shall prevail.

         16.  Insurance.
              ---------

         (a) The Tenant agrees to keep in force during the term hereof, at the Tenant's expense, comprehensive general liability insurance, including contractual liability insurance, with a minimum combined single limit of liability of One Million dollars and no/100 ($1,000,000.00) per occurrence for injuries to or death of persons and damage to property occurring in or about the Premises and its appurtenances. Said policy shall name the Landlord and any other parties designated by the Landlord as additional insureds and the policy shall contain cross liability endorsements; shall insure the Landlord's and such other parties' contingent liability as respects acts or omissions of the Tenant; shall be issued by an insurance company licensed to do business in the State of California and approved by the Landlord, which approval Landlord shall not unreasonably withhold; shall specifically include the liability assumed by the Tenant under this Lease (provided, however, that such contractual liability coverage shall not satisfy the Tenant's indemnity obligations under this Lease); shall provide that said insurance shall not be canceled or coverage thereof changed unless thirty (30) days prior written notice from the insurer to the Landlord is given first. The Landlord reserves the right to increase the foregoing amount of insurance from time to time as the Landlord's insurance broker reasonably determines is required to adequately protect the Landlord and the other parties designated by the Landlord from the matters insured against, provided that such amounts are customary in the vicinity of the Premises.

         (b) Said policy or a certificate thereof shall be delivered to the Landlord by the Tenant upon commencement of the term, and thereafter there shall be delivered to the Landlord by the Tenant renewal policies or certificates at least thirty (30) days in advance of the expiration dates of expiring policies. In the event the Tenant shall fail to procure such insurance, or to deliver such policies or certificates, the Landlord may, at its option, and without obligation to do so, procure the same for the account of the Tenant, and the cost thereof shall be paid to the Landlord by the Tenant upon demand.

         (c) The Tenant agrees additionally to keep in force during the entire term hereof, at the Tenant' 5 expense, Property Insurance, including Special Form coverage on any and all improvements and alterations installed in the Premises by or for the Tenant and all the Tenant's furnishings and equipment, and personal property in the Premises, which insurance shall be in an amount of not less than their full replacement value naming the Landlord as additional insured. The Landlord agrees to use the proceeds from any such policy to replace personal property and restore improvements or alterations.

         (d) The Tenant shall, throughout the term of this Lease, procure and effect Workers' Compensation insurance as required by law.

         (e) Lessor shall obtain and keep in force during the term of this

Lease a policy or policies of insurance covering loss or damage to theBuilding, but not Lessee's personal property, fixtures, equipment, or tenant improvements, in the amount of full replacement cost thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and such other perils as Lessor deems advisable or may be required by any lender having a lien on the Building; Lessor shall not be required to carry earthquake insurance.

        17.  Mutual Waiver of Subrogation.  Landlord waives any and all rights
             ----------------------------
of recovery against Tenant for or arising out of damage to or destruction of the Building, or Leased Premises, or any other property of Landlord from causes then included under standard fire and extended coverage insurance policies or endorsements, whether or not such damage or destruction shall have been caused by the negligence of Tenant, its agents, servants, employees, contractors, visitors or licensees, but only to the extent that Landlord's insurance policies then in force permit such waiver and only to the extent of actual recovery from the insurance company. Tenant also waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant, from causes then included under standard fire and extended coverage insurance policies or endorsements, whether or not caused by the negligence of Landlord, its agents, servants, employees, contractors, visitors or licensees, but only to the extent that Tenant's insurance policies then in force permit such waiver and only to the extent of actual recovery from the insurance company. Landlord and Tenant represent that their present insurance policies now in force permit such waiver.

        If, at any time during the term of this Lease, either party shall give no less than fifteen (15) days prior notice to the other certifying that any insurance carrier which shall have issued any such policy covering any of the property above mentioned shall refuse to consent to the aforesaid waiver of subrogation, or such carrier shall revoke a consent previously given or shall cancel or threaten to cancel any policy previously issued and then in force and effect, because of such waiver of subrogation, then, in any of such events, the waiver in this paragraph shall thereupon be of no further force or effect as to the loss, damage or destruction covered by such policy; provided however, that if at any time thereafter such consent shall be obtained therefor, the waiver hereinabove provided for shall again become effective.

        18.  Services and Utilities.
             ----------------------

        (a) The Landlord shall furnish to the Premises, during the period from 6:00 A.M. to 6:00 P.M. on business days Monday through Friday, excepting federal and state holidays, and subject to the Rules and Regulations of the Building and to federal, state and local codes and directives of governmental agencies or the public utility company furnishing the service, or as otherwise determined by the Landlord, the following: (i) electricity for lighting and power suitable for the use of the Premises for general office purposes, which shall be available at all times; provided, however, that Tenant shall not at any time have a connected electrical load for lighting purposes in excess of one (1) watt per square foot of net rentable area of the Premises as determined by Landlord or a connected load for all other power requirements in excess of two (2) watts per square foot of net rentable area of the Premises as determined by Landlord, and the electricity so provided for lighting and power shall not exceed such limits;
(ii) heat and air conditioning required in the Landlord's judgment for the comfortable use and occupancy of the Premises for such purposes; (iii) water for restroom and drinking purposes; (iv) elevator service by nonattended automatic elevators for general office pedestrian usage, which shall be available at all times; and (v) janitorial services limited to emptying and removal of general office refuse, light vacuuming of floors as needed and window washing as determined by the Landlord.

        (b) The Landlord shall not be liable for any loss or damage suffered by the Tenant or others by reason of the Landlord's failure to furnish any of the services or utilities referred to in paragraph 18 (a) when such failure is caused by acts of God, accidents, breakage, repairs, strikes, lockouts or other labor disputes, the making of repairs, alterations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, water, electricity, labor or other supplies for any other condition beyond the Landlord's reasonable control including, without limitation, any governmental energy conservation program, and any such failure shall not constitute or be construed as a constructive or other eviction of the Tenant. If Tenant's access to the Premises or use thereof is prevented for more than five (5) working days as a result of any of the above occurrences, then the Rent shall abate beginning upon the 6th working day until Tenant's access to the Premises is restored. The Landlord shall not be liable under any circumstances for loss of business or injury to property however occurring, through or in connection with or incidental to failure to furnish any of the services or utilities referred to in paragraph 18(a). In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or establishes mandatory or voluntary controls or guidelines applicable to the Property or the Premises or any part thereof or appurtenances thereto, relating to the use or conservation of energy, water, gas, light or electricity, or the reduction of automobile or other emissions, or the provision of any other utility or service provided with respect to this Lease, or in the event the Landlord is required or elects to make alterations to the Building or any other part of the Property in order to comply with such mandatory or voluntary controls or guidelines, or make such alterations to the Building or any other part or said property related thereto, such compliance and the making of such alterations shall in no event entitle the Tenant to any damages, relieve the Tenant of the obligation to pay the full monthly Rent reserved hereunder, or constitute or be construed as a constructive or other eviction of the Tenant. Landlord shall not be obligated to provide or maintain any security patrol or security system. Should Landlord elect to provide such patrol or system, Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder, or for damage or injury to Tenant, its employees, invitees or others due to failure, action or inaction of such patrol or system.

        (c) Without the prior written consent of the Landlord, which consent may not be unreasonably withheld, the Tenant will not use any apparatus or device in the Premises (including, without limitation, air conditioning equipment, condenser pumps and condenser water, electronic data processing machines, punch card machines, CRT (cathode ray tubes) and related equipment, supplementary heating equipment, coffee makers, microwave ovens, fans or copy machines) which will in any way cause the amount of electricity, water, heating, air conditioning or ventilation furnished to the Premises to exceed the amount thereof required for use of the Premises for general office purposes or to exceed any limits established in paragraph 18(a), or connect with electric current (except through existing outlets in the Premises) or water pipes any apparatus or device for the purpose of using electric current or water.
Landlord acknowledges that Tenant's electrical requirement for the Premises will exceed the amounts set forth in paragraph 18(a). Tenant agrees to either (a) meter and bill Landlord for up to 3 watts per square foot, or (b) pay to Landlord any electrical cost above 3 watts per square foot to be calculated based on Tenant's current average consumption and use basis. Landlord and Tenant agree to visit each other after three (3) months to discuss Tenant's electrical usage if any major change in electrical usage occurs.

        (d) The Tenant shall pay for all services and utilities not required to be furnished by the Landlord pursuant to paragraph 18 (a). If the Tenant shall require water, heat, air conditioning, electric current, elevator or janitorial service in excess of that required to be furnished by the Landlord as specified in paragraph 18(a), the Tenant must first obtain the written consent of the Landlord to the use thereof, which the Landlord cannot unreasonably withhold. If the Landlord consents to an excess use of electriccurrent or water, the Landlord, at its election, may cause an electric current or water meter (including, without limitation, any additional wiring, conduit or panel required therefor) to be installed in the Premises in order to measure the amount of excess electric current or water consumed by the Tenant. The Tenant agrees to pay to the Landlord upon demand, in addition to the amounts set forth in paragraphs 5.1 through 5.4 of this Lease, the following: the cost of any and all water, heat, air conditioning, electric current, janitorial, elevator or other services or utilities required by and furnished to the Tenant in excess of the services and utilities required to be furnished by the Landlord as provided in paragraph 18(a); the cost of any meter installed in the Premises and the cost of the installation, maintenance and repair thereof; and any cost incurred by the Landlord in keeping account of or determining such excess utilities or services furnished to the Tenant. The cost of the foregoing shall be determined by methods (which may or may not include installation of separate meters as allowed above) and in accordance with rates not in excess of that charged by the applicable utility company.

        (e) The Landlord makes no representation with respect to the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of the Tenant other than normal fractional horsepower office equipment, and the Landlord shall have no liability for loss or damage suffered
by the Tenant or others  in connection therewith.   If the temperature otherwise
maintained in any portion of the Premises by the heating, air conditioning or ventilation systems is affected as a result of (i) any lights, machines or equipment (including, without limitation, electronic data processing machines) used by the Tenant in the Premises, (ii) the occupancy of the Premises by more than one person per one hundred (100) square feet of net rentable area therein or (iii) an electrical load for lighting and power in excess of that required for general office purposes, the Landlord shall have the right to install any machinery and equipment which the Landlord deems reasonably necessary to restore temperature balance, including, without limitation, modification to the standard air conditioning equipment, and the cost thereof including, without limitation, the cost of installation and any additional cost of operation, maintenance or repair incurred thereby, shall be paid by the Tenant to the Landlord upon demand. Prior to the commencement of such work, Landlord shall submit the cost estimate to Tenant and Tenant shall have the right to approve such estimate and any amendments thereto. Tenant's approval shall not be unreasonably withheld.

        19.  Inability to Perform.  This Lease and the obligation of Tenant to
             --------------------
pay Rent hereunder and to keep, observe and perform all of the other terms, covenants, conditions, provisions and agreements of this Lease on the part of Tenant to be kept, observed or performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply, or is delayed or curtailed in supplying, any service expressly or impliedly to be supplied, or is unable to make or is delayed or curtailed in making repairs, alterations, decorations, additions or improvements, or is unable to supply, or is delayed or curtailed in supplying, any equipment or fixtures, if Landlord is prevented, delayed or curtailed from so doing by reason of any cause beyond Landlord's reasonable control, including, but not limited to, acts of God, strike or labor troubles, fuel or energy shortages, governmental preemption or curtailment in connection with a national emergency or in connection with any rule, order, guideline or regulation of any department or governmental agency, or by reason of the conditions of supply and demand which have been or are affected by a war or other emergency. Any such prevention, delay or curtailment shall be deemed excused and Landlord shall not
be subject to any liability resulting therefrom.   However, if the Tenant's
access to the Premises or use thereof is prevented for more than five (5) working days as a result of any of the above occurrences, then the Rent shall abate beginning upon the 6th working day until Tenant's access to the Premises is restored.

        20.  Disruption of Services for Repair or Maintenance.  Landlord shall
             ------------------------------------------------
repair and maintain or cause to be repaired and maintained those portions of the Building outside of the Premises and the structural portions of the Building, but only those portions of the Building which are not required to be maintained by Tenant hereunder. Landlord reserves the right to stop service of the elevator, plumbing, heating, ventilating, air conditioning and electric or other mechanical systems, or cleaning services, when necessary, by reason of accident or emergency or for inspection, repairs, alterations, decorations, additions or improvements which, in the reasonable judgment of Landlord, are desirable or necessary to be made, until same shall have been completed, and shall further have no responsibility or liability for failure to supply any of such services in such instance. Landlord shall use all reasonable efforts to minimize the inconvenience to Tenant from such disruptions or interruptions of services.

        21.  Life Safety System.  If there now is or shall be installed in the
             ------------------
Building a sprinkler system, heat or smoke detection system, or any other so called life safety system, and any such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith restore the same to good working condition. If the Insurance Services Offices or any other similar body or any bureau, department or official of the state, county or city government, or any governmental authority having jurisdiction, require that any changes, modifications, alterations or additional equipment be made or supplied in or to any such system by reason of Tenant's particular business, or the location of partitions, trade fixtures, or other contents of the Premises, or if any such changes, modifications, alterations or additional equipment required by reason of Tenant's particular business or the location of partitions, trade fixtures, or other contents of the Premises, become necessary to prevent the imposition of a penalty or charge against the full allowance for any such system in the insurance rate as fixed by said Office, or by any insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations or additional equipment, provided that Tenant's obligations shall be limited to expenses for such damages, modifications, alterations or additional equipment made or located within the Premises.

        22.  Personal Property and Other Taxes and Assessments.  The Tenant
             -------------------------------------------------
shall pay, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon the Tenant's equipment, furniture, fixtures and other personal property located in the Premises, including any carpeting installed by the Tenant, even though said carpeting has become a part of the Premises. In the event said taxes are charged to or paid or payable by the Landlord, the Tenant, forthwith upon demand therefor, shall reimburse the Landlord for all of such taxes paid by the Landlord.


          23.  Rules and Regulations.  The Tenant agrees faithfully to observe
               ---------------------
and comply with the Rules and Regulations printed on or annexed to this Lease and all modifications of and additions thereto which the Landlord imposes and communicates to all tenants of the Building from time to time. The Landlord shall not be responsible to the Tenant for the nonperformance by any other tenant or occupant of the Building of any of said Rules and Regulations.


          Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, or prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building. Landlord reserves the right to adopt other reasonable rules and regulations as may in its judgment be needed from time to time for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by such Rules and Regulations and any additional rules and regulations which are adopted.

        24.  Holding Over.  If the Tenant shall retain possession of the
             ------------
Premises or part thereof after expiration of the term hereof, by lapse of time or otherwise, then the Tenant agrees to pay the Landlord for each month of such retention a Minimum Rent equal to one and onehalf (11/2) times the Minimum
Rent payable under this Lease for the last full month period prior to the date of such expiration, and agrees to indemnify the Landlord against all losses, costs, claims, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) sustained by the Landlord by reason of such retention (including, without limitation, claims for damages by any other person to wham the Landlord may have leased all or any part of the Premises effective upon the expiration of the term of this Lease). This provision is in addition to, and does not affect or waive the Landlord's right of reentry or any other right or remedy available to the Landlord on account of such holding over.

        25.  Subordination of Lease. This Lease shall be subject and subordinate
             ----------------------
at all times to all ground or underlying leases which may now exist or hereafter be executed affecting the Property, or any part thereof, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Property, or any part thereof, or on or against the Landlord's interest or estate therein, or on or against any ground or underlying lease (any of the foregoing being a "Superior Interest"), without the necessity of having further instruments on the part of the Tenant to effectuate such subordination. Notwithstanding the foregoing, the Tenant covenants and agrees to execute and deliver, upon demand, without charge, such further instruments in form reasonably acceptable to Tenant evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be requested by the Landlord. In the event of foreclosure or exercise of any power of sale under any mortgage or deed of trust superior to this Lease or to which this Lease is subject or subordinate, the Tenant shall upon demand attorn to the lessor under said ground or underlying lease, or to the purchaser at any foreclosure sale or sale pursuant to the exercise of any power of sale under any mortgage or deed of trust, in which event this Lease shall not terminate and the Tenant shall automatically be and become the tenant of said lessor under said ground or underlying lease or of said purchaser, whichever shall make demand therefor. This Lease shall not be subject or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest hereafter affecting the Premises, nor shall Tenant be required to execute any documents subordinating this Lease, unless the ground lessor, lender, or other holder of the interest to which this Lease would be subordinated executes a recognition and nondisturbance agreement which (i) provides that this Lease shall not be terminated so long as Tenant is not in material default under this Lease and (ii) recognizes all of Tenant's rights hereunder.

        26.  Entry by the Landlord.  Upon 24 hour notice to Tenant (except in
             ---------------------
the case of an emergency where no notice shall be required), the Landlord reserves and shall at any and all reasonable times have the right to enter the Premises to inspect the same, to show the Premises to prospective brokers, agents, purchasers or, during the last six (6) months of the term, tenants, to post notices of nonresponsibility, sale or other notices, and to alter, improve or repair the Premises and any portion of the Building without abatement of rent, and may for those purposes erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby and further providing that the business of the Tenant shall not be interfered with unreasonably. Landlord's entry shall be subject to Tenant's reasonable security precautions and Tenant's right to accompany Landlord at all times. The Tenant hereby waives any claim for damages for any injury, nuisance or other inconvenience to or interference with the Tenant's business, any loss of occupancy, business or quiet enjoyment of the Premises, and other loss occasioned by such entry. For each of the aforesaid purposes, the Tenant agrees that the

Landlord shall at all times have and retain a keywith which to unlock all of the doors in, upon and about the Premises, excluding the Tenant's vaults and safes, and the Landlord shall have the right to use any and all means which the Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by the Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction of the Tenant from the Premises or any portion thereof.

          27.  Insolvency or Bankruptcy.  The Tenant hereby agrees that neither
               ------------------------
this Lease or any interest herein shall be assignable or transferable by operation of law, pursuant to any proceedings under the Bankruptcy Code. It is hereby mutually agreed, covenanted and understood by and between the parties hereto that in the event any proceedings under the Bankruptcy Code or any amendment thereto, whether commenced by or against the Tenant (provided that if such proceeding be involuntary, the Tenant shall have thirty (30) days to dismiss the same), or in the event the Tenant be adjudged insolvent, or if the Tenant makes an assignment for the benefit of its creditors, or if a writ of attachment or execution be levied on the leasehold estate created hereby or the business of the Tenant operated upon the Premises or the assets of the Tenant situate thereon and be not released or satisfied within ten (10) days thereafter, or if any receiver be appointed in any proceeding or action to which the Tenant is a party, with authority to take possession or control of the Premises or the business conducted thereon by the Tenant and such receiver not be dismissed within thirty (30) days after his appointment, this Lease, at the option of the Landlord (a) shall continue in existence as long as (i) the payment of all Rent agreed to herein is assured, and (ii) that in the event the Lease is assigned or assumed, no covenants in the Lease will be breached, or (b) shall immediately end and terminate and shall in no way be treated as an asset of the Tenant after the exercise of the aforesaid option; and the Landlord shall have the right, after the exercise of said option, to forthwith re enter the Premises as its original estate.

        28.  Default.  The occurrence of any of the following shall constitute a
             -------
default by Tenant:

           1. Failure to pay Rent when due;
           2. Abandonment of the Premises; and
           3. Failure to perform any other provision of this Lease.

Notwithstanding anything to the contrary in this Lease, (i) Tenant shall not be deemed to be in default on account of Tenant' s failure to pay money to Landlord, unless Tenant's failure to pay continues for five (5) days after Tenant's receipt of written notice of the delinquency and (ii) Tenant shall not be in default for failing to perform any covenant of this Lease (other than a covenant to pay money to Landlord) unless Tenant's failure to perform such covenant continues for a period of fifteen (15) days after Tenant's receipt of written notice of such failure, or such longer time as may reasonably be required to cure the default so long as Tenant commences to cure such failure within such fifteen (15) day period and diligently prosecutes such cure to completion.

        In the event of any breach or default of this Lease by the Tenant, then the Landlord, in addition to any other rights and remedies of the Landlord at law or equity, shall have the right either to terminate the Tenant's right to possession of the Premises and thereby terminate this Lease or to have this Lease continue in full force and effect with the Tenant at all times having the right to possession of the Premises.

        Should the Landlord elect to terminate the Tenant's right to possession of the Premises and terminate this Lease, the Landlord shall have the immediate right of entry and may remove all persons and property from the Premises. The Tenant agrees that such property so removed may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant.Upon such termination, the Landlord shall have all the rights and remedies of a landlord provided by Article 1951.2 of the Civil Code of the State of California, which provides that Landlord may recover from Tenant the following: (i) the worth at the time of the award of the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under the Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in
(i) and (ii) of this subsection shall be computed by allowing interest at the interest rate set forth in paragraph 45 of this Lease. The "worth at the time of the award" of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

        As used herein, the term "time of award" shall mean either the date upon which the Tenant pays to the Landlord the amount recoverable by the Landlord as hereinabove set forth or the date of entry of any determination, order or judgment of any court or other legally constituted body, whichever first occurs. No act by the Landlord other than giving written notice to the Tenant shall terminate this Lease; acts of maintenance, efforts to relet the Premises or the Landlord's appointment of a receiver to protect the Landlord's interest shall not constitute a termination of the Tenant's right to possession.

        Should the Landlord, following any breach or default of this Lease by the Tenant, elect to keep this Lease in full force and effect, with the Tenant retaining the right to possession of the Premises (notwithstanding the fact the Tenant may have abandoned the Premises), then the Landlord, in addition to all other rights and remedies the Landlord may have at law or equity, shall have the right to enforce all of the Landlord's rights and remedies under this Lease including, but not limited to, the right to recover the installments of Rent as they become due under this Lease.

        Notwithstanding any such election to have this Lease remain in full force and effect, the Landlord may at any time thereafter elect to terminate the Tenant's right to possession of the Premises and thereby terminate this Lease for any previous breach or default which remains uncured, or for any subsequent breach or default.

        Any and all sums in addition to the Rent payable by the Tenant to the Landlord pursuant to the provisions of this Lease or arising from the Tenant's use and occupancy of the Premises shall be deemed additional rent under this Lease and default by the Tenant in the payment of any such sums (beyond the applicable cure period) shall entitle the Landlord to all the same remedies as would be applicable in the case of nonpayment of Rent hereunder.

        29.  Damage or Destruction of Premises.   If, during the term, the
             ---------------------------------
Premises or the Building and other improvements in which the Premises are located are totally or partially destroyed from any cause, rendering the Premises totally or partially inaccessible or unusable, and at least one (1) year of the Lease term remains (or, if Tenant exercises its option to extend the term of this Lease for the full two (2)year period within fifteen (15) days after the date of the damage), Landlord shall restore the Premises or the Building and other improvements in which the Premises are located to substantially the same condition as they were in immediately before destruction, if the restoration can be made under the existing laws and can be completed within 120 working days after the date of the destruction and if thecost of such repairs does not exceed the amount of insurance proceeds received by Landlord on account of such damages (or, if Tenant elects to pay the portion of the cost not covered by insurance proceeds). Such destruction shall not terminate this Lease.

        If the restoration cannot be made in the time stated in this paragraph, then within 15 days after the Landlord determines that the restoration cannot be made in the time stated in this paragraph, Tenant can terminate this Lease immediately] by giving notice to Landlord. If Tenant fails to terminate this Lease and if restoration is permitted under the existing laws, Landlord, at its election, can either terminate this Lease or restore the Premises or the Building and other improvements in which the Premises are located within a reasonable time and this Lease shall continue in full force and effect. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party. In the event of the giving of such notice of termination by the Landlord or the Tenant as provided herein, this Lease and all interest of the Tenant in the Premises shall terminate fifteen (15) days after receipt of such notice by the other party.

        Except if Landlord receives insurance proceeds from Tenant's insurance as provided in paragraph 16(c) hereof, the Landlord shall not be required to repair any injury or damage, by fire or other cause to the property of the Tenant, or to make repairs or replacements of any panelings, decorations, railings, floor coverings or any improvements installed on the Premises by or for the Tenant.

        In case of destruction, there shall be an abatement or reduction of Rent, between the date of destruction and the date of completion of restoration if restoration takes place, based on the extent to which the destruction interferes with Tenant's use of the Premises.

        The Tenant hereby waives the provisions of Section 1932, Subdivision 2, and 1933, Subdivision 4, of the Civil Code of California.

        30.  Eminent Domain.  If all or any part of the Building of which the
             --------------
Premises are a part shall be taken or appropriated by any public or quasipublic authority under any power of eminent domain, the Landlord may terminate this Lease. In such event, the Landlord shall be entitled to, and the Tenant upon demand of the Landlord shall assign to the Landlord any rights of the Tenant to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasipublic use or purpose except to the extent attributable to Tenant' s trade fixtures and moving expenses, and the Tenant shall have no claim against the Landlord for the value of any unexpired term of this Lease. If a part of the Premises shall be so taken or appropriated and the Landlord does not elect to terminate this Lease, the Rent thereafter to be paid shall be reduced on a pro rata square footage basis. Tenant shall have the right to terminate this Lease if all or any part of the Premises is taken such that such taking renders the Premises unsuitable for Tenant's use, in Tenant's reasonable opinion.


        31.  Plats and Riders.  Clauses, plats and riders, if any, signed by the
             ----------------
Landlord and the Tenant and endorsed on or affixed to this Lease are a part hereof and, in the event of variation or discrepancy, the duplicate original hereof, including such clauses, plats and riders, if any, held by the Landlord shall control.

        32.  Sale by the Landlord. In the event of a sale or conveyance by the
             --------------------
Landlord of the Building and provided that Landlord delivers the Letter of Credit or the cash security deposit, as applicable, to the transferee, the same shall operate to release the Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of the

Tenant, and in such event the Tenant agrees to look solely to theresponsibility of the successor in interest of the Landlord in and to this Lease. If any security is given by the Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of the Tenant, the Landlord may transfer and/or deliver the security, as such, to the successor in interest of the Landlord, and thereupon the Tenant agrees that the Landlord shall be discharged from any further liability in reference thereto. Except as set forth in this paragraph 32, this Lease shall not be affected by any such sale or conveyance.

        33.  Estoppel Certificates.  At any time and from time to time, upon the
             ---------------------
request by the Landlord, the Tenant agrees to execute, acknowledge and deliver to the Landlord a statement certifying the date of commencement of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications) and the dates to which the Rent has been paid, and setting forth such other matters as may be reasonably requested by the Landlord. The Landlord and the Tenant intend that any such statement delivered pursuant to this paragraph may be relied upon by any mortgagee or the beneficiary of any deed of trust or by any purchaser or prospective purchaser of the Building.

        34.  Right of the Landlord to Perform. All covenants and agreements to
             --------------------------------
be kept or performed by the Tenant under any of the terms of this Lease shall be performed by the Tenant at the Tenant's sole cost and expense and without any abatement of Rent. If the Tenant shall fail to pay any sum of money, other than Rent required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five
(5) days after notice thereof by the Landlord, the Landlord may, but shall not be obligated to, and without waiving any default of the Tenant or releasing the Tenant from any obligations of the Tenant hereunder, make any such payment or perform any such other act on the Tenant's part to be made or performed as in this Lease provided. All sums so paid or incurred by the Landlord and all necessary incidental costs, together with interest thereon at the highest rate allowed by law from the date of such payment by the Landlord, shall be paid to the Landlord forthwith on demand, and the Landlord shall have (in addition to any other right or remedy of the Landlord) the same rights and remedies in the event of nonpayment thereof by the Tenant as in the case of default by the Tenant in the payment of Rent.

        35.  Attorney Fees.  If either the Landlord or the Tenant shall obtain
             -------------
legal counsel or bring an action against the other by reason of the breach of any covenant, warranty or condition hereof, or otherwise arising out of this Lease, the unsuccessful party shall pay to the prevailing party reasonable attorneys' fees, which shall be payable whether or not any action is prosecuted to judgment. The term "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

        36.  Surrender of Premises.  The voluntary or other surrender of this
             ---------------------
Lease by the Tenant or a mutual cancellation thereof shall not work a merger and, at the option of the Landlord, shall terminate all or any existing subleases or subtenancies or, at the option of the Landlord, may operate as an assignment to the Landlord of any or all such subleases of subtenancies.

        37.  End of Term. Upon the expiration or other termination of the term
             -----------
of this Lease, Tenant shall quit and surrender to Landlord the Leased Premises, broom clean, in as good order, condition and repair as it now is or may hereafter be placed, ordinary wear and tear and casualty excepted. Tenant shall remove all property of Tenant, as directed by Landlord. Any property left on Leased Premises at the expiration or other termination of this Lease, or after the happening of any of the events of default may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk ofTenant, or otherwise disposed of by Landlord in the manner provided by law. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto. If Tenant holds over after the said term with the consent of Landlord, express or implied, such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay the Rent and all the other charges at one time and one quarter (1 1/4) the rate provided in the Lease for such period of holding over and also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. However, Tenant's obligation to observe or perform all of the terms, covenants, conditions, provisions and agreements of this paragraph shall survive the expiration or other termination of this Lease.

        38.  Quiet Possession. Landlord covenants and agrees with Tenant that,
             ----------------
upon Tenant's paying said Rent and observing and performing all of the terms, covenants, conditions, provisions and agreements of this Lease on Tenant ' 5 part to be observed or performed, Tenant shall have quiet possession of the Premises hereby Leased for the term aforesaid, subject, however, to the terms of this Lease and of any ground leases, underlying leases, mortgages and deeds of trust affecting all or any portion of the Building or any of the areas used in connection with the operation of the Building.

        39.  Brokerage.  Each party warrants and represents to the other that
             ---------
such party has not retained the services of any real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Lease or the transaction contemplated hereby except for real estate brokerage services rendered to Landlord by Stubbs, Collenette and Associates, Inc. ("SCA") and to Tenant by Tory Corporate Real Estate Advisors, Inc. (dba) The Staubach Company ("Staubach"). The commissions earned by SCA and Staubach shall be paid by Landlord pursuant to separate agreement ("Exclusive Listing Agreement") between Landlord and SCA. The commission owed by Landlord for Tenant leasing the proposed Premises is $253,386.00. Upon SCA receipt of said commissions from Landlord, SCA shall pay Staubach pursuant to separate agreement ("Registration Agreement Letter") between SCA and Staubach for which the commission amount paid to Staubach shall not exceed $144,792.00. Tenant and Landlord warrant and represent to each other that Landlord is to have no liability for any such real estate brokerage services as may have been rendered to Tenant by any other broker or 3rd party. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in the preceding sentence, including the other party's attorneys fees.

        40.  No Waiver.  No delay or omission in the exercise of any right or
             ---------
remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver.

        The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

        No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

        Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval must be in writing and such consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

         Any waiver by Landlord of any default must also be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

         41.  Notices.  All notices and demands which may or are required to be
              -------
given by Landlord to the Tenant hereunder shall be delivered personally or sent by United States certified or registered mail, postage prepaid, addressed to the Tenant at the Premises, Attn: Bruce Runyan, V.P. Operations, or to such other place as the Tenant may from time to time by like notice designate. All notices and demands by the Tenant to the Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to the Landlord at 2101 Market Street, San Francisco, California, 94114 or to such other place as the Landlord may from time to time by like notice designate, with a copy sent by United States registered or certified mail to Bernard J. Schoenberg, Esq., One California Street, Suite 2424, San Francisco, California, 94111.

         42.  Defined Terms and Marginal Headings.  The words "Landlord" and
              -----------------------------------
"Tenant" as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there is more than one Tenant, the obligations hereunder imposed upon the Tenant shall be joint and several. The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         43.  Time and Applicable Law.  Time is of the essence of this Lease and
              -----------------------
each and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California.

         44.  Successors.  Except as otherwise provided herein, the covenants
              ----------
and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

         45.  Late Charge.  The Tenant acknowledges that late payment by Tenant
              -----------
to Landlord of Rent or other payment required to be made by Tenant to Landlord under this Lease will cause the Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on the Landlord by the terms of any encumbrance or note secured by any encumbrance covering the Premises or Property. Therefore, if any installment of Rent due from the Tenant or other payment required to be made by Tenant to Landlord is not received by Landlord when due, the Tenant agrees to pay to Landlord interest at the rate of 10% per annum from the date the Rent or any other payment is due until receipt by Landlord of the Rent or other payment. The parties agree that this late charge represents a fair and reasonable estimate of the costs that the Landlord will incur by reason of late payment by the Tenant. Acceptance of any late charge shall not constitute a waiver of the Tenant's default with respect to the overdue amount, nor prevent the Landlord from exercising any of the other rights and remedies available to the Landlord.

         46.  Authority.   If Tenant is a corporation,  partnership,  trust,
              ---------
association or other entity, Tenant and each person executing this Lease on behalf of Tenant does hereby covenant and warrant that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in California, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

        47.  Name of Building.  Tenant shall not use the name of the Building
             ----------------
without the Landlord's consent. Tenant shall not have or acquire any property right or interest in the name of the Building.

        48.  Entire Agreement.  This Lease constitutes the entire agreement
             ----------------
between the Landlord and the Tenant, and no promises or representations, express or implied, either written or oral, not herein set forth shall be binding upon or inure to the benefit of the Landlord or the Tenant. This Lease shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by both the Landlord and the Tenant.

        49.  No Offer.   Submission of this instrument for examination or
             --------
signature by Tenant does not constitute a reservation of or option for lease and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        50.  Exhibits and Additional Provisions.  The Exhibits designated as A
             ----------------------------------
("Premises"), B ("Legal Description"), C ("Letter of Credit") & D ("Tenant Improvement Inventory"), and Rider(s) designated as No. 1 which are attached hereto and have been signed or initialed by Landlord and Tenant are a part of this Lease, and are incorporated herein as if set forth in full.




        IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease the day and year first above written.

LANDLORD:

1155 Market Partners, a
California general partnership

By: /s/ Walter Lembi
   ---------------------------

Its: Managing Partner
    --------------------------
     General Partner


TENANT:

Genesys Telecommunications Laboratories, Inc.


By: /s/ Bruce M. Runyan
   ---------------------------

Its: VP & GM Consulting Services Division
    -------------------------------------

                                  RIDER NO. 1

                              DATED JUNE 20, 1996

                                BY AND BETWEEN

                   1155 MARKET STREET PARTNERS ("LANDLORD")

                                      AND

              GENESYS TELECOMMUNICATIONS LABORATORIES ("TENANT")


          The following paragraphs are made a part of this Lease, and in the event of any inconsistency between the following paragraphs and any other terms of this Lease, the following paragraphs shall control:

          1.  Temporary Space.  Commencing on August 1, 1996, Landlord will
              ---------------
provide tenant with approximately 4,500 rentable square feet of temporary space on the 6th floor and 1,700 rentable square feet of temporary space on the ground floor (the "Temporary Space") in the Building. Landlord and Tenant agree that Tenant may occupy the Temporary Space at no cost to Tenant until the commencement date for the 11th floor Premises. Tenant shall accept the Temporary Space broom clean but otherwise in asis condition.

          2.  Tenant Improvement Allowance. Landlord shall provide Tenant with
              ----------------------------
an allowance of $1l.25 per rentable square foot for tenant improvement costs ("Allowance") excluding all costs associated with ADA compliance. All costs, including construction and architectural fees, in excess of the Allowance shall be paid directly by Tenant prior to commencement of the term of the Lease. Tenant reserves the right, but not the requirement, to install its own cabling and related equipment. Such Allowance may be applied to the Temporary Space. Landlord shall construct the Premises in accordance with the tenant improvement plans and specifications provided by Tenant for the Premises.

Landlord shall construct the Premises in accordance with the tenant improvement plans and specifications provided by Tenant for the Premises. Landlord shall provide its own construction management. Landlord in its role as general contractor would be entitled to a markup equal to 9% of hard costs to cover supervision, general conditions and fees. Landlord shall not be entitled to any additional management fee in connection wit the construction of the Tenant Improvements. Landlord shall be required to competitively bid to three subcontractors in each trade. Landlord shall assume responsibility of ensuring that all construction work is in compliance with applicable building codes, legal and insurance requirements. Landlord and Tenant agree that Landlord shall maintain complete control of the construction of tenant improvements in the Premises and that upon completion of the preliminary space plans and final working drawings, Landlord shall provide Tenant a line item cost for review and approval.

Landlord represents that an inventory of reusable building materials exists as shown on Exhibit D hereto on the 11th floor and that such material shall be made available to Tenant for use in the Premises at no charge.

Tenant shall provide Landlord with architectural plans and working drawings by Friday, July 12, 1996 for the 11th floor and September 17, 1996 for the 9th floor. Landlord warrants to Tenant that the Tenant Improvement shall beconstructed in a good and workmanlike manner and in compliance with the plans and specifications approved by Tenant. Landlord further warrants to Tenant that the Tenant Improvement will be constructed free of defects in materials and construction. Tenant shall have the benefit of any construction or equipment warranties existing in favor of Landlord that would assist Tenant in correcting any defect in the Premises and in discharging its obligation regarding the repair and maintenance of the Premises.

3.  Parking. Landlord shall provide Tenant with five (5) parking stalls in the
    -------
Building during the term of the Lease as it may be extended. Tenant agrees to pay Landlord as additional monthly rent $625.00 per month for the parking stalls

4.  Option to Expand.  Provided this Lease is in full force and effect and no
    ----------------
default by Tenant has occurred hereunder, if contiguous office space is or becomes available and vacant on the 7th or 8th floors ("Expansion Space") in the Building, following such notice which shall not be given by Landlord to Tenant prior to November 1, 1996, Tenant shall have a one time option to lease the Expansion Space with the provisions set forth below. Landlord shall provide written notice to Tenant that Expansion Space is available. Tenant shall have until December 31, 1996, to exercise such option. If Tenant does not deliver its written exercise of this option prior to December 31, 1996, this option shall disappear. The term of the expansion space shall commence on the date specified in Landlord's notice and expire on September 30, 2000. Monthly rent for the Expansion Space shall be equal on a square foot basis to the rent for the 9th, 10 or 11th floors, including a provision for tenant improvements and a new base year for operating expenses and taxes. All other terms and conditions of the Lease shall remain in full force and effect. Notwithstanding the above, if space becomes available and vacant in the building on floors 6, 7 and 8, the Landlord will notify Tenant and Landlord will make Tenant a 100% of fair market value proposal to lease. Such aforementioned notice shall not be required for the 6th floor if Landlord leases the 6th floor for its own use. Tenant will have five
(5) business days to respond to Landlord's proposal.

5.   Subleasing and Assignment.  Notwithstanding paragraph 14 of the Lease,
     -------------------------
Tenant shall have the right to sublease or assign all or part of the Premises. Tenant shall retain all profits after any and all subleasing commissions and tenant improvement expenses incurred by Tenant which may arise out of sublet or assignment of up to 30% of the Premises. If Tenant sublets or assigns more than 30% of the Premises, than all profits after any and all subleasing expenses received from that time forward attributable to such portion of the Premises would be shared in a ratio of 50% to Tenant and 50% to Landlord. Landlords approval of assignment or subletting to Tenant affiliated or wholly owned companies shall not be unreasonably withheld.

6.   Letter of Credit.  Tenant shall provide to Landlord an irrevocable Letter
     ----------------
of Credit ("LOC"), in a form similar to that attached as Exhibit C and from a federally insured bank acceptable to Landlord in the principal amount equal to $500,000. The LOC shall be held by Landlord as Lease security during the term of the Lease months 1 through 30. Notwithstanding the foregoing, after the 12th month of the Lease term, the LOC shall be reduced to $250,000 and shall be held by the Landlord through the 30th month. If at any time during the term of the Lease Tenant becomes a publicly traded company or is acquired by a publicly traded company such LOC shall not be required, subject to Landlord approval, which approval shall not be withheld if the publicly traded company shows a positive net worth in excess of $30 million and has a history of positive earnings during the past three (3) years. Prior to the expiration of the LOC term, Tenant shall be required to deposit a security deposit with the Landlord in accordance with paragraph 5.4 of the Lease.

7.   Building Directory Board Signage.  Prior to the Commencement Date, Landlord
     --------------------------------
shall provide Tenant one (1) designated name strip con the Building main lobby directory per 2,000 rentable square feet leased by Tenant. Landlord shall also provide building standard signage in Tenant's elevator lobby.

8.   Non-Disturbance Agreement.  Tenant agrees to subordinate its lease to the
     -------------------------
existing mortgage on the Building in return for the Nondisturbance Agreement in such form as may be reasonably required by the mortgagor. Any successor to Landlord shall be bound by such Nondisturbance Agreement or a form similar thereto.

9.   Lease Commencement.  Tenant acknowledges that the 9th floor is currently
     ------------------
occupied by the City and County of San Francisco ("City").. Landlord shall deliver possession of the 9th floor as soon as the. City vacates the floor. Upon execution of this Lease, Landlord agrees to use its best efforts to get the City to vacate the 9th floor.

10. Notwithstanding anything mentioned in this Rider No. 1 and Lease, this proposed lease shall become null and void if Tenant does not deliver to Landlord the Minimum Rent check for $40,220 and the LOC from Imperial Bank by 5:00 p.m., Friday, July 5, 1996.


LANDLORD:

1155 Market Partners, a
California general partnership

By: /s/ Walter Lembi
   ---------------------------

Its: Managing Partner
    --------------------------
     General Partner


TENANT:

Genesys Telecommunications Laboratories, Inc.


By: /s/ Bruce M. Runyan
   ---------------------------

Its: VP & GM Consulting Services Division
    -------------------------------------

                 RULES AND REGULATIONS FOR 1155 Market Street
                   ATTACHED TO AND MADE A PART OF THIS LEASE

          1. Except as provided, required or permitted by Landlord in accordance with the building standards, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed, painted or affixed by Tenant on or to any part of the building or exterior of the premises leased to tenants or to the door or doors thereof without the written consent of Landlord first obtained as to dimensions, material, content, location and design, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.
          2. Except as provided, required or permitted by Landlord in accordance with building standards, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the premises.
          3. The bulletin board or directory of the building, if any, shall be used primarily for display of the name and location of tenants and Landlord reserves the right to exclude any other names therefrom, to limit the number of names associated with tenants to be placed thereon and to charge for names associated with tenants to be placed thereon at rates applicable to all tenants.
          4. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the building shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. Landlord in all cases reserves the right to control the halls, passages, exits, entrances, elevators, stairways and balconies of the building and prevent access thereto by all persons whose presence, in the judgment of Landlord, is or may be prejudicial to the safety, character, reputation or interests of the building and its tenants; provided, however, that Landlord shall not prevent such access to such persons with whom tenants deal in the ordinary course of business, unless such persons are engaged in illegal activities. No person shall go upon the roof of the building unless expressly so authorized by Landlord.
          5. Tenants shall not alter any lock nor install any new or additional locks or any bolts on any interior or exterior door of any premises leased to tenants, except for interior locks which (i) do not interfere with the security system of the Building, if any, (ii) have been approved by Landlord and a key thereof has been provided to Landlord, and (iii) comply with all fire and other governmental requirements.
          6. The doors, windows, light fixtures and any lights or skylights that reflect or admit light into the halls or other places of the building shall not be covered or obstructed. The toilet rooms, toilets, urinals, wash bowls and other plumbing facilities shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, cause such expense.
          7. Tenants shall not mark, drive nails, screw or drill into the walls, woodwork or plaster of or in any way deface the building or any premises leased to tenants, except that within their respective premises tenants may affix to nonsupporting partitions pictures, paintings and other similar solely decorative items.
          8. Furniture, freight, equipment or merchandise of every kind shall be moved into or out of the building only at such times and in such manner as Landlord shall designate. Landlord may prescribe and limit the weight, size and position of all equipment to be used by tenants. Tenant shall not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry. Tenant shall not install, operate or maintain any heavy item or equipment in the Premises, except in such manner as to achieve a proper distribution of weight. All damage to the building or premises occupied by tenants caused by moving or maintaining any property of a tenant shall be repaired at the expense of such tenant.

          9. No tenant shall employ any person, other than the janitor provided by Landlord, for the purpose of cleaning the premises occupied by such tenant unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person shall be permitted to enter the building for the purpose of cleaning the same. Tenants shall not cause any unnecessary labor by carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any tenant for loss of property on the premises, however occurring, of for any damage to the property of any tenant caused by the employees or independent contractors of Landlord or by any other person.
Janitor service shall not include shampooing of carpets or rugs, moving of furniture or other special services. Janitor service will not be furnished when rooms are occupied during the regular hours when the janitor service is provided. Window cleaning shall be done only at the regular and customary times determined by Landlord for such services.
          10. No tenant shall sweep or throw or permit to be swept or thrown any dirt or other substance into any of the corridors, halls or elevators or out of the doors or stairways of the building; use or keep or permit to be used or kept any foul or noxious gas or substance; permit or suffer the premises occupied by such tenant to be occupied or used in a manner offensive or objectionable to Landlord, other tenants or guests of the Building by reason of noise, odors or vibrations; use any advertising medium which may be heard or experienced outside the Premises; interfere in any way with other tenants or persons having business in the building; or bring or keep or permit to be brought or kept in the building any animal life form, other than human, except seeingeye dogs when in the company of their masters.
          11. Tenant shall keep the Premises (including interior portions of all windows, doors and all other glass) in a neat and clean condition, free and clear from vermin. Tenant shall not permit the accumulation (unless in concealed metal containers) or burning of any rubbish or garbage in, on or about any part of the Premises or the Building. Further, Tenant shall permit supplies and equipment required to operate the Premises and any rubbish or other waste to be disposed of from the Premises to be transported only through the rear door to the Premises and to the area designated by the Landlord for trash disposal service. The designated area is subject to change by the Landlord.
          12.  No coinor tokenoperated vending machine or similar device for the sale of any merchandise or services (including, without limitation, pay lockers, pay toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes or other commodities) may be operated in the Premises.
          13. With the exception of coffee pots and one microwave oven, no cooking or preparation of food shall be done or permitted by tenants in their respective premises, nor shall premises occupied by tenants be used for the storage of merchandise, washing clothes, lodging, or any improper, objectionable or immoral purposes. Tenant shall not conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others.
          14. No tenant shall use or keep in the building any kerosene, gasoline or inflammable or combustible fluid or material.
          15. No boring or cutting for telephone, telegraph or electric wires shall be allowed without the consent of Landlord and any such wires permitted shall be introduced at the place and in the manner described by Landlord. The location of telephones, utilities outlets, speakers, fire extinguishers and all other equipment affixed to premises occupied by tenants shall be subject to the approval of Landlord. Each tenant shall pay all expenses incurred in connection with the installation of its equipment, including any telephone, telegraph and electricity distribution equipment.
          16. Upon termination of occupancy of the building, each tenant shall deliver to Landlord all keys furnished by Landlord, and any reproductions thereof made by or at the direction of such tenant, and in the event of loss of any keys so furnished shall pay Landlord therefor.
          17. No tenant shall affix any floor covering in any manner except as approved by the Landlord. The expense of repairing any damage caused by removal of any such floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.
          18. No mail, furniture, packages, supplies, equipment, merchandise or deliveries of any kind will be received in the building or carried up or down in the elevators except between such hours and in such elevators as shall be designated by Landlord.
          19. Landlord reserves the right to close and keep locked all entrances and existing doors of the building during hours Landlord may deem advisable for the adequate protection of the property. Use of the building daily between 6:00 P.M. and 8:00 A.M. or at any time during Saturdays, Sundays and legal holidays shall be permissive and subject to the rules and regulations Landlord may prescribe, including but not limited to issuance of security cards and requiring a deposit therefore necessary to operate a locking system employed throughout the building. Tenant, Tenant's employees, agents or associates, or other persons entering or leaving the building at any time, when it is so locked, may be required to sign the building register, and the watchman or Landlord's agent in charge shall have the right to refuse admittance to any person into the building without satisfactory identification showing such person's right to access to the building at such time. Landlord assumes no responsibility and shall not be liable for any loss or damage resulting from the granting or refusing of admission to any authorized or unauthorized person to the building. Tenant shall be responsible for the cost of any false discharge of building security alarm system caused by Tenant, it agents, employees or invitees.
          20. Each tenant shall see that the exterior doors of its premises are closed and securely locked on Saturdays, Sundays, legal holidays and after 6:00
P.M. daily.   Each tenant shall exercise care and caution that all water faucets or water apparatus are entirely shut off each day before its premises are left unoccupied and that all electricity or gas shall likewise be carefully shut off so as to prevent waste or damage to Landlord or to other tenants of the building.
          21. Landlord may exclude or expel from the building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the building.
          22.  The requirements of tenants will be attended to only upon
application to Landlord.   Employees of Landlord shall not perform any work
outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord shall be required to admit any person (tenant or otherwise) to any premises in the building.
          23. Landlord, without notice and without liability to any tenant, at any time may change the name or the street address of the building.
          24. The word "building" as used in these rules and regulations means the building of which are a part the premises leased pursuant to the Lease to which these rules and regulations are attached. Each tenant shall be liable to Landlord and to each other tenant of the building for any loss, cost, expense, damage or liability, including attorneys fees, caused or occasioned by the failure of such first named tenant to comply with these rules, but Landlord shall have no liability for such failure or for failing or being unable to enforce compliance therewith by any tenant and such failure by Landlord or non compliance therewith by any other tenant shall not be a ground for termination of the lease to which these rules and regulations are attached by the tenant thereunder.

                                   EXHIBIT B

Commencing at a point on the southeasterly line of Market Street, distant thereon southwesterly 418 feet and 23/4 inches from the southwesterly line of 7th street; running thence southwesterly along southeasterly line of Market Street 88 feet to a point distant northeasterly thereon 319 feet from the northeasterly line of 8th street; thence at a right angle southeasterly 165 feet and 1 inch to the northwesterly line of Stevenson Street; thence northeasterly along the northwesterly line of Stevenson Street 88 feet to the intersection of a line drawn from the point of commencement and perpendicularly to the southeasterly line of Market Street; thence at a right angle northwesterly 165 feet and 1 inch to the point of commencement.
Being a portion of 100 Vara Block 406.
Block 3702; Lot 54

                               LETTER OF CREDIT

Date: __________________

Letter of Credit Number: _______________

_____________________ Bank

_____________________ Address

_____________________ Address

Gentlemen:

We hereby establish in your favor this credit available with Imperial Bank N.A., San Francisco, CA by payment of your draft(s) at sight drawn on Imperial Bank N.A., San Francisco, CA accompanied by:

1. Beneficiary's signed and dated statement worded as follows:

     "The undersigned, an authorized representative of 1155 Market Partners, hereby certifies that there has been a default in periodic lease rental payments under the terms of the lease between Genesys Telecommunications Laboratories, Inc. and 1155 Market Partners, with respect to the period from August 1, 1996 to January 31, 1999 entitling 1155 Market Partners to draw the amount of the accompanying draft under Imperial Bank.
     Letter of Credit Number _________.

  Partial Drawings are permitted.

  It is a condition of this Letter of Credit that drafts presented to us on or after August 1, 1997 may not, in the aggregate, exceed $250,000.

  If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another Bank, we and/or such other Bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

  Documents must be presented to us no later than 5:00 P.M.

  this is an integral part of Letter of Credit Number ______.

  Draft(s) must indicate the number and date of this credit.

  Each draft presented hereunder must be accompanied by this original credit for our endorsement thereon of the amount of such draft.

  Documents must be forwarded to us in one parcel and may be mailed to Imperial Bank, San Francisco, CA 94105-2733. This Letter of Credit is fully transferable
 .

  This credit is subject to the uniform customs and practice for documentary credits (1993 revision), International Chamber of Commerce, Publication number __, and engages us in accordance with the terms thereof.


                                             --------------------
                                             Authorized Signature

  Please contact ______________ by telephone at ______________ or by Fax at _____________ regarding any inquiries.

                     [NINTH FLOOR FLOORPLAN APPEARS HERE]

                     [TENTH FLOOR FLOORPLAN APPEARS HERE]

                    [ELEVENTH FLOOR FLOORPLAN APPEARS HERE]

--------------------------------------------------------------------------------
1155 Market Street - 11th Floor Existing Space Layout

For Leasing Information, Please call:  Michael Kraszulyak
                                       Stubbs, Collenette and Associates
                                       Phone:  415-439-5012

                             MODIFICATION OF LEASE



     This Modification of Lease is made on January 30, 1997 between 1155
                                           ----------
Market Partners, a California general partnership ("Landlord") and Genesys Telecommunications Laboratories, Inc. ("Tenant"), who agree as follows:


     RECITALS:  This Modification of Lease is made with reference to the
     --------
following facts and objectives:

     a. Landlord and Tenant entered into a written Lease and Rider No. 1 dated July 3, 1996 and a Modification of Lease dated January 21, 1997 (collectively the "Lease"), in which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 36,198 square feet on Floors 9, 10 and 11 at 1155 Market Street, City and County of San Francisco, California ("Premises").

     b.  The parties desire to modify the Lease as set forth herein.

     c. It is to the benefit of Landlord and Tenant that Landlord agree to make such modifications and, therefore, Tenant has executed and delivered this Modification of Lease.

     NOW, THEREFORE, IN CONSIDERATION OF the foregoing facts, Tenant hereby agrees as follows:

     1.  Additional Space on Sixth Floor: Commencing on February 1,
         -------------------------------

1997, Tenant shall also lease from landlord approximately 12,180 square feet on the 6th floor at 1155 Market Street, City and County of San Francisco, California ("Additional Premises").

     2.  Rent: Rent for the Additional Premises will begin April 1, 1997 and
         ----
will be $12,180 for April, 1997; and beginning May 1, 1997, for the balance of the term of this Lease, will be $21.00 per square foot ($21,315) per month.

     3.  Term: The term of the Lease for the 6th Floor will be the same as the
         ----
term of the existing Lease.

     4.  Deposit:  A security deposit of $21,315 will be due on the execution of
         -------
this Modification, and will be applied to the last month's rent hereunder for the Additional Premises.

     5.  Tenant Improvements:  Tenant shall serve as general contractor for the
         -------------------
tenant improvements for the 6th floor. Tenant will receive an allowance of $11.25 per rentable square foot (or $137,025) for tenant improvement costs for the 6th Floor.

     6.  Entire Agreement: This Modification contains the complete and exclusive
         ----------------
expression of the terms provided herein, which terms shall not be contradicted by proof of prior agreements or contemporaneous oral agreements, nor shall they explained or supplemented by evidence of consistent additional terms.

     7.  Counterparts: This Modification may be executed in one or more
         -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.  Modification:  The parties to this Modification hereby acknowledge
         -------------
that all agreements (and the exhibits thereto) between them are in writing and that no oral amendment or modification thereto shall be effective unless in writing and duly executed by the party being bound thereby.

     9.  Effectiveness of Lease:  Except as set forth in this Modification of
         ----------------------
Lease, all the provisions of the Lease (including Rider No. 1 and the Modification of Lease dated January 21, 1997) shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Modification of Lease to be duly executed and delivered as of the date first written above.

LANDLORD:
1155 Market Partners,
a California general partnership


By: /s/ Frank E. Lembi
   -----------------------
   Frank E. Lembi,
   General Partner

TENANT:
Genesys Telecommunications Laboratories, Inc.

By: /s/ Michael McCloskey
   -----------------------
   Michael McCloskey
   C.F.O.

                             MODIFICATION OF LEASE

     This Modification of Lease is made on January 21, 1997 between 1155 Market Partners, a California general partnership ("Landlord") and Genesys Telecommunications Laboratories, Inc. ("Tenant"), who agree as follows:

RECITALS: This Modification of Lease is made with reference to the following
--------
facts and objectives:

     a. Landlord and Tenant entered into a written Lease and Rider No. 1 dated July 3, 1996 ("Lease"), in which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 36,198 square feet on Floors 9, 10 and 11 at 1155 Market Street, City and County of San Francisco) California ("Premises").

     b.  The parties desire to modify the Lease as set forth herein.

     c. It is to the benefit of Landlord and Tenant that Landlord agree to make such modifications and, therefore, Tenant has executed and delivered this Modification of Lease.

     NOW, THEREFORE, IN CONSIDERATION OF the foregoing facts, Tenant hereby agrees as follows;

     1.  Tenant Improvements: Rider No. 1 to the Lease provided that Landlord
         -------------------
was to serve as general contractor as set forth therein for the tenant improvements on floors 9, 10 and 11 of the Premises. Landlord has so served and the tenant improvements for the 11th floor are now being completed. The parties hereby agree that Landlord will no longer serve as general contractor and Tenant shall hereafter serve as general contractor for the tenant improvements for floors 9 and 10. Tenant will receive an allowance of $11.25 per rentable square foot for tenant improvements costs for floors 9 and 10.

     2.  Entire Agreement: This Modification contains the complete and exclusive
         ----------------
expression of the terms provided herein, which terms shall not be contradicted by proof of prior agreements or contemporaneous oral agreements, nor shall they explained or supplemented by evidence of consistent additional terms.

     3  Counterparts:  This Modification may be executed in one or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.  Modification:  The parties to this Modification hereby acknowledge
         ------------
that all agreements (and the exhibits thereto) between them are in writing and that no oral amendment or modification thereto shall be effective unless in writing and duly executed by the party being bound thereby.

     5.  Effectiveness of lease:   Except  as  set  forth  in  this Modification
         ----------------------
of Lease, all the provision of the Lease (including rider No. 1 thereto) shall remain unchanged and full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Modification of Lease to be duly executed and delivered as of the date first written above.


LANDLORD;
1155 Market Partners,
a California general partnership


By: /s/ Frank E. Lembi
   -------------------
   Frank E. Lembi,
   General Partner


TENANT:
Genesys Telecommunications Laboratories, Inc.

By: /s/ Michael Sheridan
   ----------------------
   Michael Sheridan
   Corporate Controller